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
As filed with the Securities and Exchange Commission on June 8, 2000.     Registration Statement No. 333-29763
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)
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

Maryland                                                                                 56-1869557
(State or other jurisdiction                                                              (I.R.S. Employer
of incorporation)                                                                      Identification No.)
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                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
          (Address of principal executive offices, including zip code)

                           HIGHWOODS PROPERTIES, INC.
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               Mack D. Pridgen III
                       Vice President and General Counsel
                           Highwoods Properties, Inc.
                         3100 Smoketree Court, Suite 600
                          Raleigh, North Carolina 27604
                                 (919) 872-4924

            (Name, address and telephone number of agent for service)







EXPLANATORY NOTE

Highwoods Properties files this post-effective amendment to deregister 434,047 of the 500,000 originally registered on this registration statement. Pursuant to Instruction E of Form S-8, the 434,047 deregistered shares and the filing fee paid for those shares are carried forward to the registration statement on Form S-8 with respect to the Highwoods Properties, Inc. 2000 Employee Stock Purchase Plan that Highwoods Properties is filing at the same time as this post-effective amendment. Highwoods Properties has terminated the offering in connection with this registration statement and the related Highwoods Properties, Inc. 1997 Employee Stock Purchase Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 8, 2000.

                                               HIGHWOODS PROPERTIES, INC.

                                               By:      /s/ Ronald P. Gibson
                                                        --------------------
                                                        Ronald P. Gibson
                                                        President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
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                  Name                                            Title                                  Date


             /s/O. Temple Sloan, Jr.       Chairman of the Board of Directors                        June 8, 2000
----------------------------------------
          O. Temple Sloan, Jr.


            /s/Ronald P. Gibson            President, Chief Executive Officer and Director           June 2, 2000
----------------------------------------
            Ronald P. Gibson

                                           Vice Chairman of the Board of Directors and Chief
           /s/John L. Turner               Investment Officer                                        June 8, 2000
----------------------------------------
             John L. Turner


          /s/Gene H. Anderson              Senior Vice President and Director                        June 8, 2000
----------------------------------------
            Gene H. Anderson


         /s/Kay Nichols Callison           Director                                                  June 5, 2000
----------------------------------------
          Kay Nichols Callison


        /s/James R. Heistand               Director                                                  June 6, 2000
----------------------------------------
            James R. Heistand


        /s/Thomas W. Adler                 Director                                                  June 8, 2000
----------------------------------------
             Thomas W. Adler


      /s/William E. Graham, Jr.            Director                                                  June 8, 2000
----------------------------------------
         William E. Graham, Jr.


      /s/L. Glenn Orr, Jr.                 Director                                                  June 8, 2000
----------------------------------------
            L. Glenn Orr, Jr.
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

     /s/Willard H. Smith, Jr.              Director                                                  June 8, 2000
----------------------------------------
          Willard H. Smith, Jr.


    /s/Carman J. Liuzzo                    Vice President, Chief Financial Officer and               June 2, 2000
----------------------------------------   Treasurer (Principal Accounting Officer)
            Carman J. Liuzzo
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